Exhibit 15

July 28, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE: Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, and 333-203697 on Form S-8 and 333-194060 on Form S-3

Commissioners:

We are aware that our report dated July 28, 2015 on our review of interim financial information of Ford Motor Company (the “Company”) for the three and six month periods ended June 30, 2015 and June 30, 2014 and included in the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2015 is incorporated by reference in the aforementioned Registration Statements.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan